UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-1986428
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

90 South 7th Street, 13th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-198948

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Cumulative Perpetual Preferred Stock, Series A, Liquidation Preference $25 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Cumulative Perpetual Preferred Stock, Series A, Liquidation Preference $25.00 per share, par value $0.01 per share (the “Series A Preferred Stock”), of Wells Fargo Real Estate Investment Corporation (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of the Series A Preferred Stock” in the Registrant’s Registration Statement on Form S-11 (File No. 333-198948) under the Securities Act of 1933, as amended (the “Act”), as originally filed with the Securities and Exchange Commission on September 25, 2014, as subsequently amended (the “Registration Statement”) and in the prospectus that forms a part of the Registration Statement to be filed separately by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act.

Item 2.	Exhibits.

Exhibit No.	Description

(1)	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement)

(2)	Form of Certificate of Designations for Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President

Date: December 3, 2014